UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022

CrowdStrike Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38933	45-3788918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

206 E. 9th Street, Suite 1400 Austin, TX	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 512-8906

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0005 par value	CRWD	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On April 6, 2022, the Board of Directors (the “Board”) of CrowdStrike Holdings, Inc. (the “Company” or “CrowdStrike”) appointed Anurag Saha as CrowdStrike’s Chief Accounting Officer and principal accounting officer, effective immediately.

Mr. Saha, 43, served as the Company’s Senior Vice President of Finance Transformation since September 2021 prior to being appointed as Chief Accounting Officer. Prior to joining CrowdStrike and since September 2020, Mr. Saha was employed by Meta Platforms, Inc., an advertising and consumer electronic products company, as Controller of Reporting. Prior to that Mr. Saha worked at PricewaterhouseCoopers LLP, a professional services firm, for 16 years, including as a partner since July 2017. Mr. Saha holds a Bachelor of Commerce degree from Delhi University, and is a Chartered Accountant from India and a Certified Public Accountant in California.

There were no new compensatory arrangements or modifications to existing compensatory arrangements, nor were there any grants or awards made to Mr. Saha, in connection with his appointment as the Company’s Chief Accounting Officer and principal accounting officer. Mr. Saha will continue to be eligible to participate in the Company’s compensation and benefit plans and programs made available to the Company’s employees.

There is no arrangement or understanding with any person pursuant to which Mr. Saha was appointed as Chief Accounting Officer and principal accounting officer, and there are no family relationships between Mr. Saha and any director or executive officer of CrowdStrike. Additionally, there are no transactions between Mr. Saha and CrowdStrike and/or its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

(e)

On April 5, 2022 and April 6, 2022, the Compensation Committee (the “Committee”) of the Board and the Board, respectively, approved compensation packages for fiscal year 2023 for the Company’s senior executives, including its named executive officers. For fiscal year 2023, the annual base salaries and target incentive compensation awards for the following named executive officers will be:

	FY 2023
	Base Salary	Target Incentive Compensation
George Kurtz President and Chief Executive Officer	$900,000	122%
Burt W. Podbere Chief Financial Officer	$600,000	100%
Shawn Henry President of CrowdStrike Services and Chief Security Officer	$600,000	100%

The fiscal year 2023 annual base salaries and target incentive compensation awards are effective beginning February 1, 2022, the first day of fiscal year 2023. Incentive compensation for the Company’s named executive officers has been established pursuant and subject to the terms of the Company’s Corporate Incentive Plan, a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on March 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdStrike Holdings, Inc.

Date: April 8, 2022	/s/ Burt W. Podbere
Burt Podbere Chief Financial Officer